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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
COASTCAST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COASTCAST CORPORATION
3025 East Victoria Street
Rancho Dominguez, California 90221
(310) 638-0595

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2002

To the Shareholders of COASTCAST CORPORATION:

        You are cordially invited to attend the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), which will be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 5, 2002, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

  1.
  To elect a board of seven directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

  2.
  To approve a proposal to amend the Company's Articles of Incorporation to effect a one-for-three reverse stock split of the issued and outstanding shares of the Company's common stock at the discretion of the Board of Directors; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record of the Company's common stock at the close of business on April 15, 2002, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

        THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

Norman Fujitaki Secretary

Rancho Dominguez, California
April 27, 2002

COASTCAST CORPORATION
3025 East Victoria Street
Rancho Dominguez, California 90221
(310) 638-0595

PROXY STATEMENT

Approximate date proxy material first sent
to shareholders: April 30, 2002

        The following information is given in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), to be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 5, 2002, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

        A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

        Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of all seven of the nominee-directors specified herein and FOR the approval of a proposal to amend the Company's Articles of Incorporation to effect a one-for-three reverse stock split of the Company's common stock at the discretion of the Board of Directors, unless a contrary choice is specified in the proxy. If a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted on, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

        Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to approve the amendment to the Company's Articles of Incorporation to effect a one-for-three reverse stock split of the Company's common stock at the discretion of the Board of Directors, will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of such proposal not to equal or exceed a majority of the outstanding shares of common stock (in which case the proposal would not be approved).

        Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        The Company has outstanding only common stock, of which 7,635,042 shares were outstanding as of the close of business on April 15, 2002 (the "Record Date"). Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

        Representation at the Meeting by the holders of a majority of the outstanding shares of common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

        The following table sets forth, as of April 15, 2002, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Hans and Vivian Buehler 3025 East Victoria Street Rancho Dominguez, CA 90221	1,215,800 shs.(3)	15.5%
Royce & Associates 1414 Avenue of the Americas New York, NY 10019	727,300(4)	9.5%
Rachel Kukes 20500 Civic Center Drive Suite 3000 Southfield, MI 48076	613,350(5)	8.0%
Bedford Oak Partners LP Bedford Oak Advisors, LLC Harvey P. Eisen 100 South Bedford Road Mt. Kisco, NY 10549	567,000(6)	7.4%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	554,700(7)	7.3%
Novelly Exempt Trust 8182 Maryland Avenue Clayton, MO 63105	526,916(8)	6.9%

(1)
Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to such person's shares.

(2)
Percent of class is based on the number of shares outstanding on the Record Date plus, in the case of Mr. Buehler, the number of shares which Mr. Buehler has the right to purchase pursuant to options which are either currently exercisable or exercisable within 60 days.

(3)
Includes 214,500 shares which are subject to options held by Mr. Buehler which are either currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4)
Based on Schedule 13G filed on February 8, 2002, Royce & Associates has sole voting and dispositive power over these shares.

(5)
Based on Schedule 13G filed on November 9, 2001, Rachel Kukes has sole voting and dispositive power over these shares.

(6)
Based on Schedule 13G filed on March 21, 2001, includes 387,000 shares held by Bedford Oak Partners, LP ("BOP"), 100,000 shares held by Bedford Oak Offshore ("BOO"), 50,000 shares held by Bedford Oak Capital ("BOC") and 30,000 shares held by Maxwell Gluck Foundation ("MGF"). Based on such Schedule 13G, Bedford Oak Advisors, LLC ("BOA") is the investment manager of BOP, BOO, BOC and MGF and Harvey P. Eisen is the managing member of BOA. Based on such Schedule 13G, BOA and Mr. Eisen share voting and dispositive power over the 180,000 shares held by BOO, BOC and MGF. In addition, based on such Schedule 13G, BOA, BOP and Mr. Eisen share voting and dispositive power over the 387,000 shares held by BOP.

(7)
Based on an Amendment to Schedule 13G filed on February 12, 2002, Dimensional Fund Advisors Inc. has sole voting and dispositive power over these shares.

(8)
Based on Schedule 13G filed on September 11, 2001, Novelly Exempt Trust has sole voting and dispositive power over these shares.

        The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the shares of the Company's common stock beneficially owned as of April 15, 2002 by (i) each director and director nominee, (ii) the executive officers identified in the Summary Compensation Table below, and (iii) all directors, director nominees and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Hans H. Buehler	1,215,800	(3)	15.5%
Robert H. Goon	26,500	(4)	*
Edwin A. Levy	16,667	(5)	*
Gary V. Meloni	10,000	(5)	*
Lee E. Mikles	36,666	(5)	*
Paul A. Novelly	3,334	(5)(6)	*
Luann G. Smith	-0-		*
Norman Fujitaki	7,127	(7)	*
Ramon F. Ibarra	45,567	(5)	*
Todd L. Smith	33,217	(8)	*
Kathleen H. Wainwright	20,000	(5)	*
All directors, director nominees and executive officers as a group (15 persons)	1,452,003	(9)	18.1%

(1)
Except as otherwise indicated and subject to applicable community property and similar laws, to the best of the Company's knowledge and belief, each person listed has sole voting and investment power as to shares beneficially owned by such person.

(2)
Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person or group, as applicable, the number of shares of common stock, if any, which the listed individual or group has the right to acquire within 60 days. Ownership of less than one percent is indicated by an asterisk.

(3)
Includes 214,500 shares which are subject to options held by Mr. Buehler which are currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4)
Includes 20,000 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

(5)
All shares are subject to options which are either currently exercisable or exercisable within 60 days.

(6)
Does not include 526,916 shares owned by the Novelly Exempt Trust, U/I/T dated 8/12/92. Mr. Novelly disclaims beneficial ownership of these shares.

(7)
Includes 6,127 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

(8)
Includes 6,667 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Also, includes 5,200 shares held in trust for his minor children.

(9)
Includes 409,528 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

NOMINATION AND ELECTION OF DIRECTORS

        The Company's directors are to be elected at each annual meeting of shareholders. At the Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at the Meeting set forth in the table below are all recommended by the Board of Directors of the Company and are all incumbent directors of the Company.

        In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

        The seven nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

        The following table sets forth certain information concerning the nominees for election as directors.

Nominee (1)	Principal Occupation	Age
Hans H. Buehler	Chief Executive Officer and Chairman of the Board of the Company	69
Robert H. Goon	Attorney	61
Edwin A. Levy(2)(3)	Principal of Levy, Harkins & Co.	64
Gary V. Meloni(2)	Senior Partner of Meloni Hribal Tratner LLP	48
Lee E. Mikles(3)	Chairman of Mikles/Miller Management, Inc.	46
Paul A. Novelly(2)(3)	President of Apex Oil Company, Inc.	58
Luann G. Smith	President of Statoil Marketing & Trading (US) Inc.	46

(1)
The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2)
Member of the audit committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company. The audit committee held one meeting during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. See "—Report of Audit Committee" for a discussion of the functions performed by the audit committee.

(3)
Member of the compensation committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company. The compensation committee held one meeting during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. See "Executive Compensation and Other Information—Report of Compensation Committee on Executive Compensation" for a discussion of the functions performed by the compensation committee.

        Mr. Buehler is one of the founders of the Company and has been the Chairman of the Board and a director since the Company's inception in 1980. He also served as Chief Executive Officer until January 1, 1998 and re-assumed the position of Chief Executive Officer in November 1998. Mr. Buehler has more than 40 years of experience in the investment-casting business, including more than 30 years of experience in the manufacture of golf clubheads.

        Mr. Goon has been a director of the Company since December 1999. He also served as a director of the Company from February 1991 to December 1994. Mr. Goon has been engaged in the practice of law for over 35 years. From before 1995 until November 1999, he was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company. Since November 1999, he has been a sole practitioner and has been retained by the Company for certain legal services. Mr. Goon is also a director of Emulex Corporation and Artisoft, Inc.

        Mr. Levy has been a director of the Company since February 1994. He is one of the founders of, and since 1979 has been a principal of, Levy, Harkins & Co., an investment advisory firm. Mr. Levy is also a director of Quintel Entertainment Corporation.

        Mr. Meloni has been a director of the Company since April 2001. He is one of the founders of, and since September 1997, has been a senior partner with, Meloni, Hribal, Tratner LLP, a certified public accounting firm. From 1987 to September 1997, Mr. Meloni was the managing partner of Edward White and Company, an independent certified public accounting firm.

        Mr. Mikles has been a director of the Company since June 1996. He has been the Chairman of Mikles/Miller Management, Inc., a professional money management firm, since October 1992. Mr. Mikles also serves as a director of Boss Holdings, Inc. (formerly known as Vista 2000, Inc.), NelNet Corporation, CenterSpan Corporation and Official Payments Corporation.

        Mr. Novelly has been a director of the Company since December 14, 1994. Since 1975, Mr. Novelly has been the President of Apex Oil Company, Inc., a company which together with its subsidiaries is engaged in oil and gas exploration, transportation, trading and storage, and coal mining. He is also a director of Boss Holdings, Inc. (formerly known as Vista 2000, Inc.), and Intrawest Corporation.

        Ms. Smith has been a director of the Company since February 2002. Since October 2000, she has been the President of Statoil Marketing & Trading (US) Inc., a company engaged in the sale and trading of crude oil. From 1995 to October 2000, Ms. Smith was located in Statoil's headquarters in Norway and was responsible for International Products Supply and Trading and Natural Gas Liquids.

        There were five meetings of the Board of Directors of the Company during the last fiscal year of the Company. Except for Ms. Smith, each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during such period.

Certain Business Relationships

        Mr. Goon is the sole shareholder, director, officer and employee of Robert H. Goon, A Law Corporation, which received, in 2001, legal fees from the Company in the amount of $18,937.50 which represents more than 5% of the total revenues for 2001 of Robert H. Goon, A Law Corporation.

Director Compensation

Fees and Benefits

        Each member of the Board of Directors who is not an employee of the Company receives an annual fee of $10,000, paid in quarterly installments of $2,500, and a fee of $2,000 for each board meeting attended. The Company also reimburses directors for expenses related to attending board and committee meetings. Effective January 1, 2002, the Board of Directors agreed to temporarily reduce the fee each member receives for each board meeting attended to $1,600 and to temporarily reduce the annual fee each member receives to $8,000.

Stock Options

        Each member of the Board of Directors who is not an employee of the Company receives automatic grants of options to purchase specified numbers of shares of common stock of the Company under the Company's 2001 Non-Employee Director Stock Option Plan (the "Director Plan"). Pursuant to the Director Plan, the aggregate number of shares of common stock of the Company which may be issued pursuant to exercise of options granted under the Director Plan shall not exceed 200,000 shares.

        The Director Plan provides that an option to purchase 30,000 shares of common stock of the Company (the "Initial Option") shall be granted automatically to each Eligible Director (as defined in the Director Plan)(other than Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly) on the date on which such director first becomes an Eligible Director (the "Initial Option Date"). The Director Plan provides that an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each director who receives an Initial Option on the third anniversary of the Initial Option Date and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary.

        Pursuant to the Director Plan, an option to purchase 10,000 shares of common stock of the Company was granted automatically to each of Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly on the date on which the Director Plan was approved by the shareholders of the Company and an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each such director on each anniversary of the date on which shareholders approved the Director Plan if such director is still an Eligible Director on such anniversary.

        Pursuant to the Director Plan no option can be granted at any time to purchase an aggregate number of shares of common stock of the Company which exceeds the total number of shares of such common stock which are then available for issuance under the Director Plan minus the total number of shares of such common stock subject to options which have been granted previously and are then outstanding under the Director Plan. If there are insufficient shares of common stock of the Company available for issuance under the Director Plan, the Director Plan provides options are granted for the number of shares which are available for issuance under the Director Plan, and it also provides directors who did not receive automatic grants of options because shares of common stock of the Company were not available for issuance under the Director Plan will receive such grants when such shares become available for issuance under the Director Plan.

Report of Audit Committee

        The Audit Committee of the Board of Directors makes this report pursuant to Item 306 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 306(c).

        The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting practices. The Audit Committee has adopted a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent (as such term is defined in Section 303.01(b)(2)(a) and (3) of the New York Stock Exchange's Listing Standards).

        As part of its duties the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence from the Company.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

The Audit Committee
Gary V. Meloni	Edwin A. Levy	Paul A. Novelly

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth information concerning compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for each of the last three completed fiscal years:

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name and Principal Position				Other Annual Compensation (1)	Stock Option Grants (2)	All Other Compensation (3)
	Year	Salary	Bonus
Hans H. Buehler Chairman of the Board and Chief Executive Officer	2001 2000 1999	$600,000 600,000 400,000	-0- -0- 400,000		100,000 -0- -0-	-0- -0- -0-
Todd L. Smith Executive Vice President— Operations	2001 2000 1999	205,000 200,000 141,100	-0- 21,000 35,500		30,000 -0- -0-	779 602 401	(4) (5) (6)
Kathleen H. Wainwright Senior Vice President—Sales	2001 2000 1999	175,000 174,000 158,200	-0- 16,500 29,500		30,000 -0- -0-	1,405 651 427	(7) (8) (9)
Ramon F. Ibarra Vice President—Manufacturing	2001 2000 1999	164,000 164,000 158,200	-0- 16,500 35,500		30,000 -0- -0-	620 487 451	(10) (11) (12)
Norman Fujitaki Chief Financial Officer	2001 2000 1999	160,000 160,000 148,300	-0- 14,500 14,800		30,000 -0- -0-	688 474 913	(13) (14) (15)

(1)
Except where indicated in this table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

(2)
Number of shares of the Company's common stock subject to stock options granted to the named individual under the Company's employee stock option plan.

(3)
All amounts and the notes thereto are as of December 31 of the applicable year.

(4)
Represents $2,625 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,846 from calendar year 2000 issued in 2001. All of the Company's contribution of $2,625 is vested.

(5)
Represents $2,625 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $2,023 from calendar year 1999 issued in 2000. All of the Company's contribution of $2,625 is vested.

(6)
Represents $2,116 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,715 from calendar year 1998 issued in 1999. All of the Company's contribution of $2,116 is vested.

(7)
Includes $2,625 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,220 from calendar year 2000 issued in 2001. All of the Company's contribution of $2,625 is vested.

(8)
Represents $2,397 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,746 from calendar year 1999 issued in 2000. All of the Company's contribution of $2,397 is vested.

(9)
Includes $1,582 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,155 from calendar year 1998 issued in 1999. All of the Company contribution of $1,582 is vested.

(10)
Includes $1,064 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $444 from calendar year 2000 issued in 2001. All of the Company's contribution of $1,064 is vested.

(11)
Represents $1,065 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $578 from calendar year 1999 issued in 2000. All of the Company's contribution of $1,065 is vested.

(12)
Includes $1,018 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $567 from calendar year 1998 issued in 1999. All of the Company's contribution of $1,018 is vested.

(13)
Represents $2,400 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,712 from calendar year 2000 issued in 2001. All of the Company's contribution of $2,400 is vested.

(14)
Represents $2,397 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,923 from calendar year 1999 issued in 2000. All of the Company's contribution of $2,397 is vested.

(15)
Represents $2,224 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,311 from calendar year 1998 issued in 1999. All of the Company's contribution of $2,224 is vested.

Supplemental Executive Retirement Plan

        In September 1996, the Company adopted a supplemental executive retirement plan (the "Plan") to provide deferred compensation benefits to a select group of management employees. As originally adopted, the Plan provided a maximum retirement benefit at age 65 (or age 55 under certain circumstances) of 70% of final average salary, which accrued ratably over ten years of Plan participation. In December 1998, the Board of Directors amended and restated the Plan to reduce the maximum retirement benefit to 50% of final average salary and include an offset for estimated retirement benefits provided by Social Security (the "Retirement Offset"). Additional key employees were also included as participants. The amendment and restatement of the Plan freezes benefits at the levels accrued as of December 31, 1997 for all participants as of that date, except that Hans Buehler voluntarily withdrew as a participant in the Plan and relinquished all of his accrued benefits under the Plan. Each participant with an accrued benefit as of December 31, 1997 who continues to be employed after amendment of the Plan is entitled (subject to vesting and other conditions imposed by the Plan) to the greater of his or her benefit as of December 31, 1997 (the "Prior Accrued Benefit") or the accrued benefit determined under the revised benefit formula, which counts service prior to amendment of the Plan for purposes of determining accrued benefits.

        The final average salary is the participant's average annual salary (excluding bonuses and other non-regular forms of compensation) earned from the Company (before adjustments for contributions to Company-sponsored employee benefit plans) during the three highest salary years of the five-year period ending on the December 31 next preceding the earlier of termination of employment or the date on which the participant qualifies for retirement. Benefits do not vest until a participant has participated in the Plan for five years. The retirement benefit accrues ratably over 25 years of service (including periods prior to adoption of the Plan and with certain predecessor employers) at two percent (2%) per year (up to a maximum of 25 years of service), with the actual retirement benefit being dependent on years of service with the Company and designated predecessors at the actual time of retirement. The formula is also subject to the Prior Accrued Benefit and the Retirement Offset. The following table sets forth approximate annual retirement benefits for retirement at age 65, expressed as a single life annuity, which would be payable under the Plan without regard to the Prior Accrued Benefit or the Retirement Offset:

	Years of Participation
Average Annual Compensation
	5	15	25
$125,000	12,500	37,500	62,500
150,000	15,000	45,000	75,000
175,000	17,500	52,500	87,500
200,000	20,000	60,000	100,000
225,000	22,500	67,500	112,500
250,000	25,000	75,000	125,000
300,000	30,000	90,000	150,000

        Mr. Smith, Ms. Wainwright, Mr. Ibarra and Mr. Fujitaki are the executive officers named in the Summary Compensation Table who are continuing participants in the Plan. The average salary of Mr. Smith, Ms. Wainwright, Mr. Ibarra and Mr. Fujitaki for purposes of the Plan does not differ substantially from that set forth in the annual compensation columns of the Summary Compensation Table. Mr. Smith has 20 years of benefit accrual service and three years of credited participation under the Plan. Ms. Wainwright has 13 years of benefit accrual service and four years of credited participation service under the Plan. Mr. Ibarra has 21 years of benefit accrual service and five years of credited participation service. Mr. Fujitaki has 8 years of benefit accrual service and three years of credited participation service. The benefits listed in the table above do not reflect the Retirement Offset or the Prior Accrued Benefit.

Option Grants During 2001

	Individual Grants				Potential realizable value at assumed rates of stock appreciation for option term
		% of Total Options Granted to Employees in 2001
Name	Options Granted		Exercise Price	Expiration Date
					5%	10%
Hans H. Buehler(1)	100,000	20.5%	$7.57	06/19/11	$476,077	$1,206,507
Todd L. Smith(2)	30,000	6.2%	$7.28	06/12/11	$137,352	$348,086
Kathy H. Wainwright(2)	30,000	6.2%	$7.28	06/12/11	$137,352	$348,086
Ramon F. Ibarra(2)	30,000	6.2%	$7.28	06/12/11	$137,352	$348,086
Norman Fujitaki(2)	30,000	6.2%	$7.28	06/12/11	$137,352	$348,086

(1)
All options are exercisable on the first anniversary of the date of grant.

(2)
Options are exercisable one-third on the second anniversary of the date of grant, one-third on the third anniversary of the date of the grant and one-third on the fourth anniversary of the date of grant.

Option Exercises in 2001 and Year-End Option Values

        The following table sets forth information concerning stock options which were exercised during, or held at the end of, 2001 by the officers identified in the Summary Compensation Table:

			Number of unexercised options at December 31, 2001 (1)		Value of unexercised in-the-money options at December 31, 2001 (2)
Name	Shares acquired on exercise	Value realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hans H. Buehler	-0-	$-0-	214,500	100,000	$-0-	$-0-
Todd L. Smith	-0-	-0-	5,001	31,666	-0-	-0-
Kathleen H. Wainwright	-0-	-0-	16,666	33,334	-0-	-0-
Ramon F. Ibarra	-0-	-0-	42,233	33,334	-0-	-0-
Norman Fujitaki	4,873	29,496	4,460	31,667	-0-	-0-

(1)
Shares of common stock.

(2)
Value based on closing sale price of $5.13 per share on December 31, 2001.

Report of Compensation Committee on Executive Compensation

        The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to their compensation, and reviews the compensation programs for other key employees, including salary and cash bonus levels. The Compensation Committee also administers the Company's employee stock option plan (the "Employee Plan") and authorizes grants of options to officers and other key employees based on recommendations of Management.

Compensation Policies and Philosophy

        The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking their compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses, and stock options to achieve these objectives.

        The Compensation Committee considers a number of factors, including the level and types of compensation paid to persons in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

Components of Compensation

        Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

        Cash bonuses are used to provide executive officers with financial incentives to meet quarterly and annual performance targets of the Company. Performance targets and bonus recommendations for executives other than the chairman of the board and the chief executive officer are proposed by the chief executive officer, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and bonus recommendations for the chairman of the board and the chief executive officer are recommended by the Compensation Committee and approved by the Board of Directors. No cash bonuses were paid to Todd Smith, Kathleen Wainwright, Ramon Ibarra or Norman Fujitaki in 2001 based on the Company's performance in 2001.

        The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the interests of shareholders. Upon hiring executive officers, the Compensation Committee typically recommends stock option grants to the officers under the Employee Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee considers awarding additional grants under the Employee Plan. The Compensation Committee believes that these additional grants provide incentives for executive officers to remain with the Company. Options are granted at the current market price for the Company's common stock and, consequently, have value only if the price of the Company's common stock increases over the exercise price. In determining the size of the periodic grants the Compensation Committee considers prior option grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

Compensation of the Principal Executive Officer

        The Compensation Committee reviews the performance of the chairman of the board and the chief executive officer of the Company, as well as other executive officers of the Company, annually. The Committee determined not to declare a bonus for Mr. Buehler in 2001.

Members of the Compensation Committee

Edwin A. Levy              Lee E. Mikles              Paul A. Novelly

Shareholder Return Performance Presentation

        The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Russell 2000 and a peer group index for the period commencing on December 31, 1996 and ending on December 31, 2001. The data set forth below assumes the value of an investment in the Company's common stock and each index was $100 on December 31, 1996.

Comparison of Five Year Cumulative Total Return
Since December 31, 1996

*
Peer Group Index consists of Aldila Inc. and Royal Grip, Inc. through September 3, 1997, and Aldila Inc. and Royal Precision, Inc.(formerly named FM Precision, Inc. and successor to Royal Grip, Inc.) from September 3, 1997 through December 31, 2001.

 APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF
INCORPORATION TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS

General

        Subject to shareholder approval solicited hereby, the Board of Directors of the Company has adopted a proposal to amend the Company's Articles of Incorporation to effectuate a one-for-three (1:3) reverse stock split of the Company's common stock (the "Reverse Split"). Approval of the proposal would give the Board of Directors discretionary authority to implement the proposal for a 24-month period, until June 5, 2004.

        The Board of Directors proposes to have the authority to amend the Company's Articles of Incorporation, at its discretion, to reclassify the Company's common stock to effectuate the Reverse Split, such that for every three pre-amendment shares of common stock held by a shareholder, such holder would be entitled to one post-amendment share of common stock. Fractional shares will be treated as provided below and the number of shares available for grant under the Company's stock option plans and covered by outstanding options to purchase common stock, together with the exercise price of outstanding options, will be adjusted to reflect the Reverse Split.

        An amendment to Article Four of the Company's Articles of Incorporation is required to effect the Reverse Split. If the shareholders approve the Reverse Split and the Board of Directors decides to effect the Reverse Split prior to June 5, 2004, Article Four of the Articles of Incorporation will be amended as follows:

    "The portion of Article Four of the Articles of Incorporation of this corporation which reads as follows:

      'Upon the Amendment of this Article to read as herein set forth, each outstanding share is split up and converted into 6.5 shares.'

    is deleted and replaced by the following:

      'Upon the filing of this Amendment, each share of the corporation's common stock, no par value (the "Old Common Stock"), issued and outstanding immediately prior to the filing hereof shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent one-third of a validly issued, fully paid and non-assessable share of common stock. Any fraction of a share of common stock that would otherwise result pursuant to the preceding sentence shall automatically be eliminated and, in lieu thereof, the holder thereof shall be entitled to receive cash in an amount equal to the product of three multiplied by the closing price of a share of the Old Common Stock on the last trading day immediately preceding the date of the filing hereof as reported by the New York Stock Exchange; provided, however, if pursuant to California law the corporation is not permitted to pay cash in lieu of such fractional shares, then such fractional shares shall be issued. Each certificate which theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of common stock determined in the previous sentences; provided, however, that each person holding of record a stock certificate or certificates which represented a share of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled."'

        The surrender of certificates representing shares of common stock shall not be necessary to effect the combination of shares contemplated hereby, however the Company will request that holders of the common stock send in their certificates to be exchanged into new certificates. As of April 15, 2002, the Company had approximately 127 shareholders of record.

Reasons for the Reverse Split

        The Company has been notified by the New York Stock Exchange (the "NYSE") that it has not complied with the following listing requirement: total market capitalization of not less than $50 million over a 30 trading-day period and stockholders equity of not less than $50 million. The NYSE's rules require the Company to submit to the NYSE by April 22, 2002, a business plan that demonstrates compliance with this listing standard by August 26, 2003. The Listings and Compliance Committee of the NYSE has the discretion whether to accept or reject the Company's business plan. If such committee rejects the plan, the Company's common stock will be de-listed by the NYSE. The Company desires to have the common stock traded on the NYSE or another stock market. The trading price of the common stock is one of the qualifications which must be satisfied to be listed on certain stock markets. The Reverse Split may be necessary to increase the trading price of the common stock to a price equal to the minimum price necessary to be listed on another stock market or to remain listed on the NYSE (although currently the common stock's trading price satisfies the NYSE's continued listing standards). However, there can be no assurance that the trading price of the common stock immediately after implementation of the Reverse Split will increase and, if it increases, no assurance that the increase can be maintained for any period of time, especially since there are many other factors that affect demand for stock.

Effectiveness of the Reverse Split

        If the Company's shareholders approve the Reverse Split and the Board of Directors elects in its discretion to complete the Reverse Split, the Reverse Split would become effective when the Company files its Certificate of Amendment with the Secretary of State of California (the "Split Effective Date").

Effects of the Reverse Split

        Pursuant to the Company's Articles of Incorporation, the Company is currently authorized to issue 20,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock. On the Split Effective Date, each three outstanding shares of common stock, no par value per share (the "Old Common Stock"), will automatically be converted into one share of new common stock, no par value per share (the "New Common Stock"). The then outstanding stock certificates for shares of Old Common Stock will represent one-third as many shares of New Common Stock after the Reverse Split is effective. Based on share information as of April 15, 2002, 2,545,014 shares of common stock will be outstanding if the Reverse Split is completed.

        The Reverse Split would not affect the proportionate equity interest in the Company of any holder of common stock, except as may result from the provisions for the elimination of fractional shares, as described herein. The Reverse Split will not affect the registration of the common stock under the Securities Exchange Act of 1934. The relative rights and preferences of the New Common Stock will be identical to the relative rights and preferences of the Old Common Stock.

Effect on Outstanding Options

        Under the terms of the Employee Plan and the Director Plan, when the Reverse Split becomes effective, the number of shares available for issuance and covered by outstanding options will be reduced to the number which is one-third the number currently available for issuance and covered by outstanding options, respectively, and the exercise price per share will be increased by three times.

Certain Potential Adverse Effects of the Reverse Split

        The Reverse Split could have a material adverse consequence to the Company's shareholders. Such adverse consequences include, but are not limited to the following:

        1.    The present Board of Directors would have available authorized, but unissued shares of common stock, some or all of which could be issued without shareholder approval. The issuance of a significant number of shares could materially dilute the percentage ownership interest of the current shareholders and there is no assurance that such issuance would result in benefits to the existing shareholders such as greater market liquidity or a higher price for the shares.

        2.    The Reverse Split may leave some of the Company's shareholders with one or more "odd lots" of common stock, which means stock in amounts of less than 100 shares. The odd lots may be more difficult to sell or require greater transaction costs per share to sell, than shares in even multiples of 100.

Exchange of Stock Certificates and Payment for Fractional Shares

        If the Reverse Split is implemented, shareholders will be required to exchange their stock certificates for new certificates representing the revised shares of New Common Stock which will evidence the effect of the Reverse Split. The Company's shareholders of record on the Split Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent. The Company's shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates.

        No fractional shares of the New Common Stock will be issued as a result of the Reverse Split. In lieu of any such fractional shares, upon surrender of the certificates representing a holder's common stock, such holder shall be paid cash by the Company in an amount equal to the product of the closing price of the common stock on the NYSE on the last trading day immediately preceding the Split Effective Date multiplied by three. However, notwithstanding the foregoing, if California law precludes the Company from paying cash in lieu of fractional shares, then such fractional shares shall be issued.

        Any shareholder whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock after giving effect to the Reverse Split upon satisfying the requirements of the Company and the transfer agent.

Material U.S. Federal Income Tax Consequences of the Reverse Split

        The following discussion summarizes the material federal income tax consequences of the Reverse Split on the Company's shareholders and is based upon the Internal Revenue Code of 1986, as amended, the regulations under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances, such as shareholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who acquired their common stock by the exercise of options or similar derivative securities or otherwise as compensation or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion assumes that the Company's shareholders hold their shares of common stock as capital assets within the meaning of Section 1221 of the Code. The Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code, and no gain or loss will be recognized by the Company in connection with the Reverse Split. The receipt by a Company shareholder of shares of common stock, except to the extent that cash is received in lieu of fractional shares, in the Reverse Split will be a nontaxable transaction for federal income tax purposes. Consequently, except with respect to cash received in lieu of fractional shares of common stock, a shareholder will not recognize taxable gain or loss with respect to shares of common stock received as a result of the Reverse Split. In addition, the aggregate tax basis of the shareholder's shares of common stock prior to the Reverse Split, excluding the portion of the basis allocable to fractional shares of common stock, will carry over as the tax basis of the shareholder's shares of common stock received as a result of the Reverse Split. The holding period of the shares of the New Common Stock will include the holding period during which the shareholder held the Old Common Stock, provided that the common stock is held by the shareholder as a capital asset when the Reverse Split is completed.

Voting Requirements

        Each holder of common stock is entitled to one vote per share held. The holders of a majority of the shares of the common stock issued and outstanding constitutes a quorum. The affirmative vote of holders of at least a majority of the outstanding shares of common stock is required for approval of the grant of discretionary authority to the Board of Directors to amend the Company's Articles of Incorporation to implement the Reverse Split. In the event that a quorum is not present or represented at the Meeting, the shareholders entitled to vote at the Meeting present in person or by proxy shall have power to adjourn the Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of the grant of discretionary authority to the Company's Board of Directors to amend the Company's Articles of Incorporation to implement the Reverse Split, unless otherwise indicated.

        A shareholder voting through a proxy who abstains with respect to approval of the proposal for the grant of discretionary authority to the Company's Board of Directors to amend the Company's Articles of Incorporation to implement the Reverse Split shall be considered to have cast a negative vote at the Meeting with respect to the grant of discretionary authority to the Company's Board of Directors to amend the Company's Articles of Incorporation to implement the Reverse Split.

Recommendation of the Board

        The Board of Directors recommends a vote "FOR" the proposal to grant discretionary authority to the Board of Directors to amend the Company's Articles of Incorporation to effectuate the Reverse Split.

INDEPENDENT AUDITORS

General

        The accounting firm of Deloitte & Touche LLP serves the Company as its independent auditors at the direction of the Board of Directors of the Company. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2001 and the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were $169,000.

Financial Information Systems Design and Implementation Fees

        Deloitte & Touche LLP did not perform any financial information systems design and implementation services for the year ended December 31, 2001.

All Other Fees

        Other than the fees listed above, Deloitte & Touche LLP billed $85,000 for services rendered for the year ended December 31, 2001, including audit related services of $17,000 and non-audit related services of $68,000. Audit related services include fees for employee benefit plan audits. Non-audit related services include fees for tax compliance, expatriate administration and tax preparation and other tax consulting.

        The Audit Committee has considered whether the provision of services other than audit services, to the Company by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche's independence.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

        Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that Mr. Levy filed a Form 4 late regarding his disposition of 13,500 shares in February 2001. Additionally, the Company notes that Mr. Meloni filed a Form 3 late reporting his beneficial ownership of securities upon his appointment as a director in April 2001 and Mr. Gainer filed a From 3 late reporting his beneficial ownership of securities upon his appointment as an officer in June 2001.

SHAREHOLDER PROPOSALS

        Shareholders intending to submit proposals for presentation at the 2003 Annual Meeting of Shareholders and inclusion in the Proxy Statement and proxy card for such meeting must submit the proposal in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than December 27, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Secretary no earlier than February 5, 2003 and no later than April 6, 2003.

ANNUAL REPORT TO SHAREHOLDERS

        The Annual Report to Shareholders of the Company for the year ended December 31, 2001, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

OTHER MATTERS

        Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Corporate Secretary, Coastcast Corporation, 3025 East Victoria Street, Rancho Dominguez, California 90221. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

BY ORDER OF THE BOARD OF DIRECTORS

Norman Fujitaki Secretary

Rancho Dominguez, California
April 27, 2002

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN,
AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.
PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

APPENDIX A

COASTCAST CORPORATION
AUDIT COMMITTEE CHARTER

Effective April 19, 2000

This charter shall be reviewed, updated and approved annually by the board of directors

Role and Independence

        The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

        The board of directors shall appoint one member of the audit committee as chairperson. He shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

Responsibilities

        The audit committee's primary responsibilities include:

  •
  Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

  •
  Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

  •
  Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquires as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the company's annual report on Form 10-K.

  •
  Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

  •
  Discussing with management, and the external auditors the quality and adequacy of the company's internal controls.

  •
  Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

  •
  Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

COASTCAST CORPORATION
3025 East Victoria Street
Rancho Dominguez, California 90221

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hans H. Buehler and Edwin A. Levy as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Coastcast Corporation held of record by the undersigned on April 15, 2002, at the Annual Meeting of Shareholders to be held on June 25, 2002, or any adjournment thereof.

/\ FOLD AND DETACH HERE /\

Please mark your votes as indicated in this example	☒

		FOR all nominees below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	☐	☐	2.	APPROVAL OF PROPOSAL TO AMEND COASTCAST CORPORATION'S ARTICLES OF INCORPORATION TO EFFECT	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any					A ONE-FOR-THREE REVERSE
individual nominee mark the lines next to the nominee's name					STOCK SPLIT OF THE ISSUED
below:					AND OUTSTANDING SHARES OF
01 Hans H. Buehler 02 Robert H. Goon					COASTCAST CORPORATION'S
03 Edwin A. Levy 04 Gary V. Meloni					COMMON STOCK AT THE
05 Lee E. Mikles 06 Paul A. Novelly					DISCRETION OF THE BOARD
07 Luann G. Smith					OF DIRECTORS
				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)	Dated	, 2002

PLEASE READ, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

/\ FOLD AND DETACH HERE /\

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2002
PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
STOCK OWNERSHIP OF MANAGEMENT
NOMINATION AND ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Comparison of Five Year Cumulative Total Return Since December 31, 1996
APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
APPENDIX A
COASTCAST CORPORATION AUDIT COMMITTEE CHARTER